EXHIBIT 10.1

GBT This Amended and Restated Joint Venture Agreement is made as of the 20 day of July, 2023, by and between GBT Technologies, Inc. (“GBT”), Greenwich International Holdings, a Costa Rican company and a wholly owned subsidiary of GBT (“Greenwich”), Magic Internacional Argentina FC S.L. (“Magic”), and GBT Tokenize Corp. (“GBT Tokenize” or the “Joint Venture”).

WHEREAS, on March 6, 2020, GBT through Greenwich entered into a Joint Venture and Territorial License Agreement (the “2020 Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”).

WHEREAS, under the Tokenize Agreement, the parties formed GBT Tokenize and Tokenize contributed the Technology Portfolio as described in the 2020 Tokenize Agreement.

WHEREAS, the purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”)., throughout the State of California.

WHEREAS, in addition to the Technology Portfolio, Tokenize contributed the services and resources for the development of the Technology Portfolio to GBT Tokenize.

WHEREAS, GBT contributed 2,000,000 shares of common stock of GBT (“GBT Shares”) to GBT Tokenize.

WHEREAS, Tokenize and GBT each own 50% of GBT Tokenize.

WHEREAS, on May 28, 2021, the parties agreed to amend the Tokenize Agreement to expand the territory granted for the Technology Portfolio under the license to GBT Tokenize to include the entire continental United States.

WHEREAS, GBT issued GBT Tokenize an additional 14,000,000 shares of common stock of GBT (the “Additional GBT Shares”).

WHEREAS, as of March 31, 2020, GBT evaluated the carrying amount of this joint venture investment and determined this investment was fully impaired and as a result an impairment charge of $5,500,000 was taken.

WHEREAS, on June 30, 2021 Tokenize and its shareholder assigned all their rights under the Tokenize Agreement, including the Company’s pledged 50% ownership in GBT Tokenize to Magic.

WHEREAS, as of September 30, 2021, GBT evaluated the carrying amount of this joint venture investment and determined this investment was fully impaired and as a result an impairment charge of $15,400,000 was taken.

WHEREAS, On April 11, 2022, GBT, through Greenwich, entered into a Master Joint Venture and Territorial License Agreement (the “2022 Tokenize Agreement”) with Magic and Tokenize which replaced the Tokenize Agreement.

WHEREAS, GBT issued GBT Tokenize an additional 150,000,000 shares of common stock of GBT (the “2022 Additional GBT Shares”).

WHEREAS, as of the date hereof, GBT TOKENIZE developed a vital device based on the Technology Portfolio that is ready for commercialization, as well as certain derivative technologies, which positioned GBT Tokenize to further develop or license certain code sources.

WHEREAS, on April 3, 2023, GBT Tokenize entered its first commercial transaction to date through the sale of the Avant-AI! technology that been developed by GBT Tokenize, based on the TECHNOLOGY PORTFOLIO, without any contribution of GBT, pursuant to which GBT Tokenize received $35,000,000 paid in 26,000,000 shares of common stock of Trend Innovations Holding Inc.

WHEREAS, as such, GBT Tokenize is strategically re-positioning its business and is seeking third parties to license, acquire, joint venture or enter such other strategic transaction with respect to the Technology Portfolio.

WHEREAS, the parties have negotiated amended terms to the 2022 Tokenize Agreement which are incorporated herein and this Agreement shall restate and replace the 2022 Tokenize Agreement.

WHEREAS, all consideration paid to date by GBT to GBT Tokenize represents 166,000,000 shares of common stock of GBT representing the GBT Shares, the Additional GBT Shares and the 2022 Additional GBT Shares (collectively, the “GBT Securities”) which, as of the date hereof, has an economic value of approximately $50,000

WHEREAS, GBT Tokenize, as a result of the contribution of the Technology Portfolio by Tokenize and the subsequent contribution of services for the development of the Technology Portfolio by Tokenize and Magic, GBT Tokenize has been able to continue in operation, which has benefited GBT despite its $50,000 contribution.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree that the 2022 Tokenize Agreement shall be amended and restated as follows:

AGREEMENT

1.            Definitions

1.1.          “Affiliate” means any Person, other than GBT, that: (a) is controlled by, controls, or is under common control with a Party (collectively, a “Controlled Person”); or (b) is controlled by, controls, or is under common control with any such Controlled Person, in each case for so long as such control continues.

1.2.          “Annual Plan” means a business operations plan detailing GBT’s goals and procedures for technical, financial, and administrative activities for GBT’s next succeeding fiscal year, as approved each year and revised from time to time by the Board.

1.3.          “Applicable Law” means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

1.4.          “Articles” means the articles of incorporation of GBT substantially in the form attached hereto, as amended from time to time.

1.5.          “Board” means the board of directors of GBT.

1.6.         “Business” means the business of GBT as described in Section 2, as amended from time to time.

1.7.          “Business Day” means a day on which commercial banks in New York, United States are generally open to conduct their regular banking business.

1.8.          “Closing Date” is defined in Section 3.2(a).

1.9.          “Corporations Code” means the Nevada Revised Statutes, Chapter 78 et seq. as amended and in effect from time to time.

1.10.        “Company” is defined in Section 3.1.

1.11.        “Company Interest” means, as to any Person, the percentage interest of the total capital stock of GBT represented by the Securities then held by such Person divided by all then outstanding Securities (on an as-converted to Common Stock basis and, to the extent warrants or options to purchase stock have vested, as exercised for Common Stock basis).

1.12.        “Confidential Information” is defined in Section 5. 1 (a).

1.13.        “Common Stock” means Common Stock of GBT as authorized by the Memorandum.

1.14.        “Director” means a director of GBT with the powers and duties as specified in the Corporations Code and the Articles.

1.15.        “Disclosing Party” is defined in Section 5.1 (a).

1.16.        “Effective Date” means the date of this Agreement.

1.17.        “Establishment Date” is defined in Section 3.1.

1.18.        “Governmental Authority” means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

1.19.        “Memorandum” means the memorandum of association of GBT substantially in the form of the attached Exhibit 1.19, as amended from time to time.

1.20.        “Party” and “Parties” are defined in the opening paragraph of this Agreement.

1.21.        “Person” means a natural individual, Governmental Authority, partnership, firm, corporation, or other business association.

1.22.        “Receiving Party” is defined in Section 5.1(a).

1.23.        “Securities” means all outstanding Common Stock, and any other equity securities of GBT or instruments exercisable for or convertible into Common Stock.

1.24.        “Territory” means the world.

1.25.        “Term” is defined in Section 7.1.

1.26.        “Transaction Documents” means this Agreement, the Articles and the Memorandum, and their related documents.

2.            Purpose of Joint Venture

2.1.          The Parties hereby ratify to associate themselves in a joint venture relationship which shall have as its principal purpose: (1) developing, maintaining and supporting Technology Portfolio; (2) integrating TECHNOLOGY PORTFOLIO into GBT’s platforms and/or products to be developed; (3) sales and licensing and other activities incidental thereto; and (4) investing in affiliated or derivative technologies

3.             Establishment and Capitalization of GBT

3.1.          Establishment. The Parties agree that the joint venture contemplated by this Agreement shall be carried out exclusively through GBT TOKENIZE, which was previously established in accordance with the 2020 Tokenize Agreement.

3.2.          Services and Duties; Licenses.

As set forth under Section 3.3 of this Agreement, Magic shall be responsible for licensing the Technology Portfolio to GBT Tokenize for use throughout the Territory. In addition, Magic shall provide the required funding as set forth under 3.3(b)(i) of this Agreement.

This Agreement provides a license to GBT a right to use and commercialize the Technology Portfolio in the Territory. To clarify, GBT will be allowed to use the Technology Portfolio for developing technologies or product and commercializing such technologies or product without GBT Tokenize, as long as this Technology Portfolio does not compete in good faith with GBT Tokenize.

In consideration of the above, GBT will vest its entire portfolio of intellectual property as detailed in Exhibit A (the “GBT IP”) to this Agreement and represents an integral part of it, under GBT Tokenize (the “July 2023 Assignment”). The Parties acknowledge that following this July 2023 Assignment, GBT Tokenize will be the sole owner of the GBT IP.

In addition, as further consideration of the above, GBT will issue to GBT Tokenize, 1,000 shares of Series I Preferred Stock (the “Series I Stock”) with a stated value of $35,000 per share which is convertible into common stock of GBT by dividing the stated value by the conversion price of $0.0035, which, if converted in full would result in the issuance of 10 billion shares of common stock of GBT. Further, the Series I Stock will vote on a as converted basis.

The Parties acknowledge that following this issuance, GBT will continue to hold its 50% of the outstanding equity of GBT Tokenize. GBT Tokenize hereby agrees that the GBT Securities and the Series I Stock will bear a restrictive legend prohibiting GBT Tokenize for a period of five years from selling, assigning, pledging or transferring such securities in any way.

3.3.          Capitalization and Further Capitalization.

(a)         GBT TOKENIZE Capitalization – GBT Tokenize has authorized capital stock consisting of one class of shares designated as Common Stock with the rights set forth in its Articles of Incorporation. The Articles of Incorporation provide for 100,000 authorized shares of Common Stock with a par value of US$0.001 per share. GBT’s equity prior to this Agreement is as follows:

(i)        MAGIC, as successor to Tokenize, holds 10,000 shares of Common Stock, representing one half (50%) GBT TOKENIZE.

(ii)       GBT holds 10,000 shares of Common Stock, representing a one-half (50%) GBT TOKENIZE Interest.

(b)         Further Capitalization and Certain Deliveries.

In prior agreements, GBT had agreed to pledge GBT interests in of GBT Tokenize to Magic’s predecessor. The Parties agree to enter a new Pledge Agreement to secure Magic’s interest and investment as described in Section 6.2 (d) of this Agreement as more fully detailed in that certain Pledge Agreement dated the date hereof.

(i)        Magic agreed to fund GBT TOKENIZE with $250,000 under prior agreement and did so; and

(ii)        As the license from GBT Tokenize to GBT for use of the Technology Portfolio was extended as per this Agreement to the Territory, which is defined as the whole world (see Section 1.24) and for the use by GBT as set forth under Section 3.2 above, which represents an asset that GBT did not own prior to this Agreement, , GBT will vest the GBT IP as detailed in Exhibit A to this agreement and represents an integral part of it, under GBT Tokenize.

(c)          Additional Investors. The Parties acknowledge that including additional strategic investors with expertise or strategic positions relevant to GBT’s Business may be beneficial to GBT and, accordingly, agree that MAGIC or GBT may, in its discretion, introduce additional parties to acquire Common Stock, in the form of newly issued shares. The selection of the strategic investors, and the terms and conditions of any such investors’ purchase of Company shares shall be documented as determined by GBT at such time. As per this agreement Tokenize will own exclusively the GBT IP, it provides its consent to potentially sell the Apollo patented technology to third parties, per GBT commitment.

3.4.          Financial Assistance.

(a)         Each Party shall at all times have the preemptive right to purchase Common Stock or other equity interests as set forth in the Articles. The preemptive rights granted pursuant to this Section 3.4(a) shall cease to be of any further force or effect upon the closing of an initial public offering.

(b)         At the request of GBT Tokenize, GBT or MAGIC shall invest additional funds in GBT Tokenize. GBT or MAGIC shall make such additional investment in GBT Tokenize; provided that the Parties shall have no obligation to invest such funds in excess of $10,000.00 for the Parties in the aggregate.

(c)          From time to time, MAGIC or GBT may mutually agree to provide additional financial assistance to GBT Tokenize, including in the form of promissory notes.

3.5.          Incentive Stock Option Plan. The Parties agree that an incentive stock option plan, or other agreed to method, providing for reasonable incentive to management of Company that are directly involved in the Business would be beneficial to the Tokenize, and agree to cooperate in good faith with a view towards establishing such a plan within ninety (90) days after the Closing Date on terms mutually agreed by the Parties.

4.            Operation and Management of GBT Tokenize

4.1.          Operation of GBT Tokenize. Each Party agrees to take all actions necessary to ensure that GBT Tokenize shall be operated in accordance with the terms of this Agreement and the other Transaction Documents, including, without limitation, to vote all Securities held by it (and to cause all Securities held by its permitted transferees under Section 8 to be voted) and to cause the Directors nominated by it to vote to effect the terms hereof.

4.2.          Board of Directors. GBT Tokenize will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of two (2) directors, one of whom shall be appointed by Company and one shall be appointed by MAGIC. Mr. Michael Murray serves as the Initial Director, Chairman of the Board and as the President.

4.3.          Removal; Reappointment of Directors. Any Director may be removed for cause in accordance with Applicable Law. In addition, each Party having the right to appoint a Director pursuant to this Section 4 shall also have the right, in its sole discretion, to remove such Director at any time, effective upon delivery of written notice to GBT Tokenize, the Director to be removed and to the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that appointed the Director in question.

4.4.          Board Meetings. The Chairman of the Board shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings. Directors may attend Board meetings in person or by any other means of attendance permitted under the Corporations Code, provided, however, that (a) the Board shall meet at least two (2) times during each semi-annual fiscal period and (b) written notice of all Board meetings shall be given not less than 15 days in advance of each meeting (which 15-day period may be shortened by written waiver of Directors or actual attendance by Directors, without objection, at a Board meeting). Board meetings shall be conducted in the English language and minutes of such meetings shall be prepared by GBT Tokenize in English and distributed to each Director promptly following each meeting. Proposals or reports brought before any Board meeting for information or action (including without limitation GBT’s annual and quarterly financial statements) shall be prepared in English.

4.5.          Board Quorum, Resolutions. The quorum necessary for the transaction of business at a meeting of the Board shall be one (1) Director. Any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 4.5 is present.

4.6.          Other Offices. In addition to the President, senior management of GBT Tokenize will consist of such other officers as are deemed to be necessary or appropriate by the Board.

4.7.          Shareholders’ Meetings. Shareholders of GBT Tokenize shall receive notice of each shareholders’ meeting at least fifteen (15) days before the scheduled date of such meeting. GBT Tokenize shall have at least one shareholder’s meeting each calendar year. Such meeting will take place at such time and place as is determined by the Board. Meetings shall be conducted in the English language, and minutes of such meetings shall be prepared by GBT Tokenize in English.

4.8.          Annual Plan. The President shall prepare, and the Board shall approve, an Annual Plan with respect to each fiscal year of GBT Tokenize no later than 45 days prior to the commencement of the fiscal year.

4.9.          Financial Statements and Accounting Records. Financial statements for GBT Tokenize, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders’ equity, shall be submitted by GBT to each of the Parties (a) within 60 days after the end of the quarter of each fiscal year for such quarterly period, and (b) within 45 days after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by a reputable accounting firm retained by GBT Tokenize, selected by MAGIC. All financial statements shall be prepared in accordance with generally accepted accounting principles in the United States and in reasonable detail, and shall contain such financial data as MAGIC may deem necessary in order to keep the Parties advised of GBT Tokenize’s financial status (although such statements need not include footnotes and may be subject to year-end adjustments). GBT Tokenize shall, at MAGIC’s request, provide MAGIC with such financial information as MAGIC may reasonably deem necessary for purposes of complying with its periodic reporting obligations under U.S. securities law and shall cooperate with MAGIC in connection therewith, including in the preparation of quarterly financial statements if required by MGIC; provided, that Company shall bear any costs incurred in preparing or providing such information, including, without limitation, in preparing additional financial statements and reconciling GBT Tokenize’s financial statements with U.S. generally accepted accounting principles for such purposes.

5.             Additional Covenants

5.1.          Confidentiality.

(a)          The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the “Disclosing Party”) may disclose “Confidential Information” (as defined below) to the other Party (the “Receiving Party”). For purposes of this Agreement, the term “Confidential Information” means (i) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party’s business or (ii) information which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within 10 days of disclosure or (iii) technical information including but not limited to source code, documents, and product plans. “Confidential Information” shall not include information which: (A) was known to the Receiving Party at the time of the disclosure by the Disclosing Party; (B) has become publicly known through no wrongful act of the Receiving Party; (C) has rightfully been received by the Receiving Party from a third party without breach of this provision; or (D) has been independently developed by the Receiving Party without using any Confidential Information of the other Party. The Receiving Party agrees (x) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (y) not to disclose any such Confidential Information, except (1) to its employees who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agents, representatives, lawyers and other advisers that have a need to know such Confidential Information and (3) pursuant to, and to the extent of, a request or order by a Governmental Authority. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party’s Confidential Information.

(b)        Each Party acknowledges and agrees that (i) its obligations under this Section 5.1 are necessary and reasonable to protect the other Party and its business, (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 5.1 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.1 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

5.2.          Confidentiality of Agreement, Publicity. Each Party agrees that the terms and conditions of this Agreement and the Transaction Documents shall be treated as confidential information and that no reference thereto shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld) except (a) as required by Applicable Law including, without limitation, by the U.S. Securities and Exchange Commission and other applicable countries’ Governmental Authorities, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, (d) in connection with a merger, acquisition or proposed merger or acquisition, or (e) pursuant to joint press releases prepared in good faith. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

6.            Warranties of the Parties

6.1.          Warranties of MAGIC. MAGIC hereby represents and warrants to GBT that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

(a)         Organization. MAGIC is a corporation duly organized and validly, and has the corporate power and authority to enter into and perform this Agreement.

(b)         Authorization. All corporate action on the part of MAGIC necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of MAGIC.

(c)       Government and Other Consents. Other than any licenses, permits, certifications or authorizations which may be required in connection with the Business, as to which MAGIC makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with MAGIC’s execution, delivery and performance of this Agreement, or if any such consent is required, MAGIC has satisfied the applicable requirements.

(d)         Effect of Agreement. MAGIC’s execution, delivery and performance of this Agreement will not (i) violate the Articles of Incorporation of MAGIC or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to MAGIC , (iii) have any effect on the compliance of MAGIC with any applicable licenses, permits or authorizations which would materially and adversely affect MAGIC , (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which MAGIC is a party and which would materially and adversely effect MAGIC , or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of MAGIC ; provide, however, that regulatory approval may be required in connection with conducting the Business and MAGIC makes no representation with respect to any such approvals.

(e)         Litigation. There are no actions, suits or proceedings pending or, to MAGIC’s knowledge, threatened, against MAGIC before any Governmental authority which question MAGIC’s right to enter into or perform this Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

6.2.          Warranties of GBT. GBT hereby represents and warrants to TOKENIZE that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

(a)         Organization. GBT is a corporation duly organized and validly existing under the laws of Nevada. GBT has the corporate power and authority to enter into and perform this Agreement.

(b)         Authorization. All corporate action on the part of GBT necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of GBT.

(c)          Government and Other Consents. Other than any licenses, permits or authorizations which may be required in connection with the Business, as to which GBT makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with GBT’s execution, delivery and performance of this Agreement, or if any such consent is required, GBT has satisfied any applicable requirements.

(d)         Effect of Agreement. GBT’s execution, delivery and performance of this Agreement will not (i) violate the Certificate of Incorporation of GBT or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to GBT, (iii) have any effect on the compliance of GBT with any applicable licenses, permits or authorizations which would materially and adversely affect GBT, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the validity or enforceability of any agreement or other commitment to which GBT is a party and which would materially and adversely affect GBT, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of GBT; provided, however, that regulatory approvals may be required in connection with conducting the Business and GBT makes no representation with respect to any such approvals.

(e)         Litigation. Other than litigation/arbitration as disclose to MAGIC via Mansour Khatib, GBT’s CMO, and/or via public filing by GBT, there are no actions, suits or proceedings pending or, to GBT’s knowledge, threatened, against GBT before any Governmental Authority which question GBT ‘s right to enter into or perform this Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

7.             Term and Termination

7.1.           Term. This Agreement shall be effective as of the Effective Date, and shall continue in effect until terminated pursuant to Section 7.2 (the “Term”).

7.2.          Termination. This Agreement may be terminated as follows:

(a)          Upon the mutual written agreement of the Parties.

(b)         By either Party, effective immediately upon written notice to the other Party(ies), if the other Party(ies) breach(es) any material provision of this Agreement or of any of the other Transaction Documents and such breach continues for a period of fifteen (15) days after the delivery of written notice of the default, describing the default in reasonable detail.

(c)          By either Party, effective immediately upon written notice to the other Party and GBT, in the event that the other Party is dissolved, liquidated or declared bankrupt or a voluntary or involuntary bankruptcy filing is made by such Party.

7.3.          Effect. Upon termination of this Agreement, the Parties shall negotiate in good faith a possible purchase by one or more Parties of all outstanding Securities held by the other Parties or the sale of GBT to a third party. In the event that, notwithstanding their good faith negotiations, the Parties are unable to agree upon such a purchase or sale within thirty (30) days of the notice of termination, the Parties shall cooperate to cause GBT to be liquidated as promptly as practical in accordance with Applicable Law. The rights and obligations of the Parties under Sections 5.1, 5.2, this Section 7.3, and Sections 7.4, 7.5, 9 and 10 shall survive any termination of this Agreement.

7.4.          Return of Confidential Information. Upon the termination of this Agreement, each Party, at its own cost, shall promptly return to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, or at its option, shall destroy such documents and materials and certify such destruction in writing to the Disclosing Party.

7.5.          Continuing Liability. Termination of this Agreement for any reason shall not release any Party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

8.             Transfer Restrictions

8.1.          General Restriction. Each Party agrees to hold its Securities during the Term and, except as otherwise specifically provided in this Agreement or agreed to in writing by the other Party, not to sell, transfer, assign, hypothecate or in any way alienate any of such Party’s Securities or any right or interest therein except to an Affiliate of such Party in accordance with the Articles. In the case of any transfer permitted hereunder, the transferring Party shall deliver to the other Party (a) at least fifteen (15) days prior to such transfer, a written notice stating its intention to transfer the Securities to be transferred, the name of the transferee, whether such transferee is an Affiliate, the number of Securities to be transferred, and the price and other material terms and conditions of the transfer, and (b) except as otherwise specifically provided herein, on or prior to the effective date of the transfer and in a form reasonably acceptable to the other Party and its counsel, the transferee’s written acknowledgement of and agreement to be bound by, and to vote the transferred Securities at all times in accordance with, the terms of this Agreement.

8.2.          Legends. Each share certificate of GBT shall bear a legend, consistent with Applicable Law, providing that any transfer of the Securities evidenced by such certificate is subject to approval by the Board.

8.3.          Initial Public Offering. The foregoing restrictions shall cease to be of any further force or effect upon the closing date of an initial public offering of Securities.

8.4.          Board Approval. Each Party shall cause each Director that it has appointed pursuant hereto to vote to approve any transfer of Securities that complies with the terms of this Section 8.

9.             Distributions. Subject to restrictions set forth in any financing document entered into by GBT, upon completion of each Company’s business venture, GBT shall distribute its available cash (net cash generated from sale of the business venture and/or its units less disbursements and appropriate reserves), to the Parties based on their relative equity interest in GBT.

10.          Indemnification. GBT shall indemnify and hold harmless its directors, officers, to the fullest extent permitted by law, from and against any and all liabilities and damages (including legal expenses) imposed on or incurred by them in any way relating to or arising out of their services to GBT, but not including costs in connection with a dispute(s) between the parties to this Agreement. GBT shall purchase an insurance policy providing directors’ and officers’ liability insurance.

11.          General Provisions

11.1.        Governing Law, Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. All disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of thirty (30) days after such notice has been given, such dispute shall be finally settled by arbitration in Clark County, California, using the English language, and in accordance with the rules then in effect of the American Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

11.2.        Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the first Business Day following receipt of a transmittal confirmation, or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

If to MAGIC:

MAGIC INTERNACIONAL ARGENTINA FC, S.L

Attention: Sergio Fridman, Manger

Calle isla Formentera 135, el casar, Guadalajara, Spain

If to GBT:

GBT TECHNOLOGIES INC.

Attention: Mansour Khatib, CEO

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404 USA

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 11.2.

11.3.        Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

11.4.        Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

11.5.        References, Subject Headings. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

11.6.        Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

11.7.        Expenses. Each of the Parties will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by GBT shall be borne by GBT to the maximum extent permitted by Applicable Law including, without limitation, expenses relating to the formation of GBT, any transfer taxes for transfer of GBT stock to the Parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses.

11.8.        No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

11.9.        Entire Agreement; Amendments. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each Party.

11.10.      Assignment. The Parties shall have the right to assign its rights or obligations under this Agreement except in connection with a transfer of all of such Party’s Securities in a manner permitted hereunder, under terms reasonably acceptable to the non-assigning Party and providing for the assignee to be bound by the terms hereof, and for the assigning Party to remain liable for the assignee’s performance of its obligations hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns. MAGIC advise GBT and GBT TOKENIZE that it intends to incorporate a wholly owned subsidiary - an entity within the USA and assign all its rights to this designated corporation.

11.11.      No Agency. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

11.12.      No Beneficiaries. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and their Affiliates who hold Securities, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

11.13.      Effective Date of Transaction Documents. The Transaction Documents (other than this Agreement and the Articles) shall become effective concurrently with consummation, on the Closing Date, of the transactions described in Section 3.2(a).

11.14.      Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

11.15       Incidental and Consequential Damages. No Party will be liable to the other Party(ies) under any contract, negligence, strict liability or other theory for any indirect, incidental or consequential damages (including without limitation lost profits) with respect to a breach of this Agreement or any Transaction Document.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

GBT TECHNOLOGIES INC.

Dated: July 20, 2023	By
Mansour Khatib
	Its:	Chief Executive Officer

MAGIC INTERNACIONAL ARGENTINA FC S.L.

Dated: July 20, 2023	By
Sergio Fridman
	Its:	Director and CEO

GREENWICH INTERNTATIONAL HOLDINGS

Dated: July 20, 2023	By
Mauricio Lara
	Its:	Manager

GBT TOKENIZE CORP.

Dated: July 20, 2023	By
Michael Murray
	Its:	Chief Executive Officer

EXHIBIT A

GBT Intellectual Property Status Chart

Patents

Title	App. No.	Country	Filing Date	Status / Deadline	Patent No.	Issue Date
System and method for scheduling trucking service, according to demand, at the customer’s or any other location using smartphone application and/or internet web site	62/124,320	US	December 15, 2014	Expired	N/A	N/A
System and method for scheduling categorized delivery and/or service, according to demand, to customer’s location based on smartphone and web site software application	62/176,933	US	March 3, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
System and method for finding possible bartering partners in both two-party and multi-party scenarios via smartphone/mobile device application	14/545,577	US	May 26, 2015	Abandoned	N/A	N/A
System and method for scheduling gasoline or diesel fill, according to demanding, at the customer’s location	62/231,405	US	July 6, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
Electronic circuit or microchip with a secured BIOS system, with ROM and RAM memory, working with smartphone software application and	62/282,593	US	August 6, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
System and method for power saving/reduction within integrated circuits	62/282,808	US	August 13, 2015	Expired	N/A	N/A
System and method for overseeing and monitoring user’s computerized activity to define privacy level	62/283,915	US	September 16, 2015	Expired	N/A	N/A
System, method and computer program for remote disablement and enablement of mobile devices	62/284,353	US	September 28, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A

System, method and computer program for real time emergency communication, beacon, location identification and tracking for mobile devices	62/284,458	US	October 1, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
System, method and a computer program for automatic and motion activity detection, activation or deactivation airplane mode for mobile devices	62/284,744	US	October 8, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
Monolithic multi-dimensional integrated circuits (ICs) on both sides of electronic board including utilization of all package’s planes	62/284,880	US	October 13, 2015	Expired	N/A	N/A
System, method and software for mobile database manage and sharing over private, secured network, in real time	62/284,884	US	October 13, 2015	Expired	N/A	N/A
Method, system and computer software for advertisement using symbols as characters interface	62/285,055	US	October 19, 2015	Expired	N/A	N/A
Monolithic, multi-dimensional, multi-plane, memory structure for integrated circuits	62/285,443	US	October 30, 2015	Expired	N/A	N/A
Automatic, characterized and prioritized consolidation of different credit cards into one card method, point of sale, smartphone applications and computer software	62/285,996	US	November 26, 2015	Expired	N/A	N/A
Electronic circuit within a sticky patch package for global tracking that is working with mobile software application and other electronic circuits on a separate, secured, private network	62/387,789	US	January 6, 2016	Expired and Converted to Tracking Devices Non-provisional and PCT	N/A	N/A
ELECTRONIC CIRCUITS FOR SECURE COMMUNICATIONS AND ASSOCIATED SYSTEMS AND METHODS	15/015,441	US	February 4, 2016	Granted	U.S. Patent No. 10,521,614	December 31, 2019
ELECTRONIC CIRCUITS FOR SECURE COMMUNICATIONS AND ASSOCIATED SYSTEMS AND METHODS	PCT/US2016/016522	PCT	February 4, 2016	Expired and Entered National Phase in Europe	N/A	N/A

SYSTEM AND METHOD FOR POWER SAVING/REDUCTION WITH INTEGRATED CIRCUITS	62/360,525	US	July 11, 2016	Expired	N/A	N/A
System and method for elimination of electromigration and self-heat violations during construction of a mask layout block, maintaining process design rules and layout connectivity	62/494,199	US	August 1, 2016	Expired	N/A	N/A
ELECTRONIC CIRCUITS FOR SECURE COMMUNICATIONS AND ASSOCIATED SYSTEMS AND METHODS	16759244.3	EP	September 29, 2017	Pending	N/A	N/A
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	15/344,619	US	November 7, 2016	Granted	10,021,522	July 10, 2018
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	PCT/US16/060763	PCT	November 7, 2016	Expired and Entered National Phase in Europe	N/A	N/A
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	16884138.5	EP	July 3, 2018	Pending	N/A	N/A
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	16/028,449	US	July 6, 2018	Granted	10,616,715	April 7, 2020
GOPHER RADIO TOKEN	62/631,007	US	February 15, 2018	Pending and Converted to GRT Non-provisional	N/A	N/A
SYSTEMS AND METHOD OF CONVERTING ELECTRONIC TRANSMISSIONS INTO DIGITAL CURRENCY	16/008,069	US	June 14, 2018	Abandoned	N/A	N/A
SYSTEMS AND METHOD OF CONVERTING ELECTRONIC TRANSMISSIONS INTO DIGITAL CURRENCY	PCT/US19/16728	PCT	February 6, 2019	Expired	N/A	N/A
System, method and software application for mobile database management and sharing over private, secured network, in real time	62/676,393	US	May 25, 2018	Pending and Converted to Mobile Database Sharing Non-provisional	N/A	N/A

SYSTEMS AND METHODS OF MOBILE DATABASE MANAGEMENT AND SHARING	16/155,093	US	October 9, 2018	Granted	10,853,327	December 1, 2020
SYSTEMS AND METHODS OF MOBILE DATABASE MANAGEMENT AND SHARING	17/104,001	US	November 25, 2020	Pending	N/A	N/A
MONOLITHIC, MULTI-DIMENSIONAL, MULTI-PLANE, MEMORY STRUCTURE FOR INTEGRATED CIRCUITS	62/732,026	US	September 17, 2018	Pending	N/A	N/A
MONOLITHIC MULTI-DIMENSIONAL INTEGRATED CIRCUITS (ICS) ON BOTH SIDES OF ELECTRONIC BOARD INCLUDING UTILIZATION OF ALL PACKAGE’S PLANES	62/732,023	US	September 17, 2018	Pending	N/A	N/A
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	16/292,388	US	March 5, 2019	Granted	10,854,763	December 1, 2020
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	17/102,928	US	November 24, 2020	Granted	11,411,127	August 9, 2022
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	PCT/US19/50266	PCT	September 10, 2019	Expired	N/A	N/A

MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	19862631.9	EP	March 16, 2021	Pending	N/A	N/A
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	10-2021-7008024	KR	March 17, 2021	Issued	10-2508579	March 7, 2023
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	10-2023-7007317	KR	February 20, 2023	Pending	N/A	N/A
GuardianLIFE Medical Device	63/001,564	US	March 30, 2020	Expired	N/A	N/A
PROXIMITY ALERT FOR USE WITH A PUSH-BUTTON VITAL SIGNS MONITORING SYSTEM	63/012,205	US	April 19, 2020	Expired	N/A	N/A
PUSH-BUTTON AND TOUCH-ACTIVATED VITAL SIGNS MONITORING DEVICES AND METHODS OF MAPPING DISEASE HOT SPOTS AND PROVIDING PROXIMITY ALERTS	16/983,289	US	August 3, 2020	Pending	N/A	N/A
Automatic, characterized and prioritized consolidation of different credit cards into one card method, point of sale, smartphone applications and computer software	63/175,564	US	April 16, 2021	Pending	N/A	N/A
Method, system and computer software for advertisement, using symbols as characters interface	63/177,669	US	April 21, 2021	Pending	N/A	N/A
SYSTEMS AND METHODS FOR ELIMINATING ELECTROMIGRATION AND SELF-HEAT VIOLATIONS IN A MASK LAYOUT BLOCK	17315747	US	May 10, 2021	Pending	N/A	N/A
System and method for automatic correction of geometrical design rule violations in integrated circuit mask layout data, maintaining its electrical connectivity (LVS), reliability (RV) and design for manufacturing (DFM) structural correctness	63197635	US	June 7, 2021	Pending	N/A	N/A
REAL-TIME MOVEMENT, POSITION DETECTION, AND IMAGING USING WIRELESS TECHNOLOGY AND ARTIFICIAL INTELLIGENCE	63211573	US	June 17, 2021	Pending	N/A	N/A
SYSTEMS AND METHODS FOR IDENTIFICATION AND ELIMINATION OF GEOMETRICAL DESIGN RULE VIOLATIONS OF A MASK LAYOUT BLOCK	17391292	US	August 2, 2021	Pending	N/A	N/A
SYSTEMS AND METHODS OF REAL-TIME MOVEMENT, POSITION DETECTION, AND IMAGING	17471213	US	September 10, 2021	Granted	11,302,032	April 12, 2022
System and method for automatic correction of electrical connectivity mismatches of a mask layout block, maintaining the process design rules (DRC Clean), connectivity (LVS Clean) correctness, obeying Reliability Verification (RV) and DFM (Design for manufacturability) constraints	63248550	US	September 27, 2021	Pending	N/A	N/A

System and method for Automatic Generation of Integrated Circuits IP (Intellectual property) Layout Blocks	63249150	US	September 28, 2021	Pending	N/A	N/A
Artificial Intelligence Controlled, SKIP ZONE FREE, HF Radio Communication System and Method	63257199	US	October 19, 2021	Pending	N/A	N/A
CONSOLIDATED CREDIT CARDS, AUTOMATED BILLING SYSTEMS, AND FINANCIAL TECHNOLOGIES FOR IMPROVED CREDIT CARD ACCOUNT OPERATIONS	17584427	US	January 26, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF WIRELESS COMMUNICATION USING ARTIFICIAL INTELLIGENCE TO OVERCOME SKIP ZONES	17686461	US	March 4, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF REAL-TIME MOVEMENT, POSITION DETECTION, AND IMAGING	17694384	US	March 14, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF IMPROVED ADVERTISING USING SYMBOLS AS CHARACTER INTERFACE	17723658	US	April 19, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF WIRELESS COMMUNICATION USING ARTIFICIAL INTELLIGENCE TO OVERCOME SKIP ZONES	17736114	US	May 4, 2022	Pending	N/A	N/A
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	17876981	US	July 29, 2022	Pending	N/A	N/A
Multi-Planar, IC Prediction System	63393959	US	July 31, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF ELIMINATING CONNECTIVITY MISMATCHES IN A MASK LAYOUT BLOCK	17880055	US	August 3, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF AUTOMATIC GENERATION OF INTEGRATED CIRCUIT IP BLOCKS	17953378		September 27, 2022	Pending	N/A	N/A
SYSTEMS AND METHODS OF PREDICTIVE MANUFACTURING OF THREE-DIMENSIONAL, MULTI-PLANAR SEMICONDUCTORS	18098140	US	January 18, 2023	Pending	N/A	N/A
MULTI-DIMENSIONAL PHOTONIC INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR PHOTONIC INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	18109291	US	February 14, 2023	Pending	N/A	N/A
SYSTEMS AND METHODS OF ELIMINATING CONNECTIVITY MISMATCHES IN A MASK LAYOUT BLOCK	18110644	US	February 16, 2023	Pending	N/A	N/A

Trademarks

Mark	App. No.	Country	Filing Date	Status / Deadline	Goods/Services/Classes	Reg. No. / Reg. Date
GOPHERINSIDE	86/681,308	US	July 1, 2015	Abandoned	Microchips, in Class 9	N/A
GOPHERINSIGHT	86/737,146	US	August 26, 2015	Abandoned	Chip carriers, etc., in Class 9	N/A
FRIENDINME	86/755,543	US	September 14, 2015	Abandoned	Software from mobile phones, etc., in Class 9	N/A
GOPHERNET	86/811,422	US	November 5, 2015	Abandoned	Communications software for connecting microchips, etc., in Class 9	N/A
GOPHERANTITHEFT	86/855,191	US	December 21, 2015	Abandoned	Microchips, in Class 9	N/A
GOPHERSKYNET	86/858,936	US	December 28, 2015	Abandoned	Microchips, in Class 9	N/A
PUZPIX	87/12,1137	US	July 29, 2016	Registered	Game software, etc., in Class 9	5,356,006 / December 12, 2017
GOPH GOPHER PROTOCOL (and Design)	87/927,131	US	May 18, 2018	Abandoned	Software for mobile phones, microchips, etc., in Class 9	N/A
G-MONEY	88/132,574	US	September 26, 2018	Abandoned	Providing digital currency or digital token, in Class 36	N/A
G-CASH	88/132,592	US	September 26, 2018	Abandoned	Providing digital currency or digital token, in Class 36	N/A